Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 18th day of June, 2020 (“Amendment Effective Date”), by and between IIP-IL 3 LLC, a Delaware limited liability company (“Landlord”), and PHARMACANN INC., a Delaware corporation (f/k/a PHARMACANN LLC, an Illinois limited liability company) (“Tenant”).

RECITALS

A.           WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 30, 2019 (the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 1200 East Mazon, Dwight, Illinois 60420;

B.           WHEREAS, concurrently with the execution of this Amendment, Tenant and Landlord shall execute an amendment to the Development Agreement; and

C.           WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.            Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.            Base Rent.  Effective as of the Amendment Effective Date, the monthly Base Rent shall equal Three Hundred Thirty-Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($338,333.33) and shall be subject to the Base Rent adjustments set forth in the Existing Lease, including the Base Rent adjustment on each anniversary of the Commencement Date pursuant to Section 6.5 of the Existing Lease.  Accordingly, Section 2.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

"2.1.       The monthly Base Rent shall be equal to Three Hundred Thirty-Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($338,333.33), subject to subsequent adjustment under this Lease."

3.            Security Deposit.  The Security Deposit under the Lease shall be increased from Six Hundred Four Thousand One Hundred Sixty-Six and 66/100 ($604,166.66) to Six Hundred Seventy-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($676,666.67).  Accordingly, on or before the Amendment Effective Date, Tenant shall deposit with Landlord the difference in the amount of Seventy-Two Thousand Five Hundred and 01/100 Dollars ($72,500.01), which shall be held as part of the Security Deposit pursuant to Section 6.4 of the Existing Lease.  Furthermore, Section 2.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

"2.2.       "Security Deposit": Six Hundred Seventy-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($676,666.67)."

4.            Broker. Each of Tenant and Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the other party’s option and with counsel reasonably acceptable to other party, at the indemnifying party’s sole cost and expense) and hold harmless the indemnifying party for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5.            No Default.  Each of Tenant and Landlord represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.            Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7.            Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

8.            Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.            Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

10.          Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-IL 3 LLC,
a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

TENANT:

PHARMACANN INC.,
a Delaware corporation

By:	/s/ Brett Novey
Name:	Brett Novey
Title:	CEO